UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
December 1, 2017

.

ESPEY MFG & ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	001-04383 (Commission File Number)	14-1387171 (IRS Employer Identification No.)

233 Ballston Avenue, Saratoga Springs, New York 12866 (Address of principal executive offices)

(518) 584-4100 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submissions of Matters to a Vote of Security Holders

Espey Mfg. & Electronics Corp. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on December 1, 2017. At the Annual Meeting, the stockholders of the Company elected Paul J. Corr and Michael Wool to the Board of Directors as the Class C Directors. They will serve for a three year term expiring at the 2020 Annual Meeting or until their respective successors are duly elected and qualified. The result of the vote was as follows:

Nominee	Votes For	Withholds	Broker Non-Votes
Paul J. Corr	1,241,512	351,957	758,983
Michael Wool	1,203,639	389,830	758,983

In addition, the stockholders approved the adoption of the Espey Mfg. & Electronics Corp. 2017 Stock Option and Restricted Stock Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,069,040	514,482	9,947	758,983

In addition, the proposal to ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018 was approved at the Annual Meeting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,114,398	17,180	114,391	106,483

ITEM 8.01 Other Events

On December 4, 2017, Espey Mfg. & Electronics Corp. issued a press release announcing that the Company's Board of Directors had declared a regular quarterly dividend. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this report shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act), as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit No.	Document
99.1	Press Release dated December 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2017		ESPEY MFG. & ELECTRONICS CORP.
	By:	/s/ David O’Neil
David O’Neil Treasurer and Principal Financial Officer

3